As filed with the Securities and Exchange Commission on March 31, 1997 Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act Of 1933

                               W.W. Grainger, Inc.
             (Exact Name of Registrant as Specified in its Charter)
                         Illinois               36-1150280
                 (State of Incorporation)      I.R.S. Employer
                                              Identification No.)
                            455 Knightsbridge Parkway
                        Lincolnshire, Illinois 60069-3620
                    (Address of Principal Executive Offices)

                               Director Stock Plan
                            (Full Title of the Plan)

                                James M. Baisley
                             Senior Vice President,
                          General Counsel and Secretary
                               W.W. Grainger, Inc.
                            455 Knightsbridge Parkway
                        Lincolnshire, Illinois 60069-3620
                                 (847) 793-9030
           (Name, Address, and Telephone Number of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
================================================================================
 Title of          Amount       Proposed         Proposed         Amount of
securities         to be         maxium           maximum       Registration
  to be         registered      offering         aggregate           fee
registered                       price           offering
                               per share           price
================================================================================
Common Stock,     250,000    $77.0625(2)(3)   $19,265,625(2)    $5,838.07(2)
$.50 par value    shares(1)
value
================================================================================

(1) Also covers Preferred Share Purchase Rights ("Rights") which are currently transferable with the shares of Common Stock registered hereby. In accordance with Rule 416(a), also covers an indeterminable number of additional shares of Common Stock and Rights as may become issuable pursuant to the antidilution provisions of the Plan.

(2) Calculated pursuant to Rules 457(h)(1) and 457(c) based on the average of the high and low prices of the Registrant's common stock on March 24, 1997 on the New York Stock Exchange Composite Tape as reported by The Wall Street Journal.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457.

(1)

                                EXPLANATORY NOTE

      As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8.


                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:  Incorporation of Documents by Reference

     The following documents filed with the Commission by W.W. Grainger, Inc. (the "Company") (File No. 1-5684) are incorporated by reference in this Registration Statement on Form S-8 (the "Registration Statement").

      (i)  Annual Report on Form 10-K for the year ended December 31, 1996; and

      (ii) The descriptions of the Company's Common Stock and Preferred Share Purchase Rights contained in the Company's registration statements filed under the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendments or reports filed thereunder that update or otherwise modify such descriptions.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     The financial statements and financial statement schedules included or incorporated by reference in the Company's Annual Report on Form 10-K and incorporated herein by reference have been audited by Grant Thornton LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

Item 4:  Description of Securities

     Not applicable.

Item 5:  Interests of Named Experts and Counsel

     The legality of the securities registered hereby will be passed upon for the Company by James M. Baisley, Senior Vice President, General Counsel, and Secretary of the

(2)

Company. As of March 7, 1997, Mr. Baisley was the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 23,278 shares of Common Stock, including non-transferable shares of restricted stock, stock options exercisable within 60 days after such date, and shares as to which Mr. Baisley is deemed to have the economic equivalent of investment power.

Item 6:  Indemnification of Directors and Officers

     Section 8.75 of the Illinois Business Corporation Act of 1983, as amended, provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal act or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under certain circumstances, such Section permits a corporation to indemnify its directors, officers, employees and agents against expenses incurred in connection with the defense or settlement of shareholder derivative actions. Such Section also provides that the corporation may purchase insurance on behalf of any such director, officer, employee or agent.

     The Company's Bylaws provide that the Company shall indemnify the directors and officers of the Company under the circumstances described in the preceding paragraph, subject, except in the case of defense expenses, to a finding by the Company's Board of Directors, its shareholders or, under certain circumstances, independent legal counsel that the applicable standard of conduct has been met.

     Under an insurance policy maintained by the Company, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the liabilities that might be imposed as a result of claims, actions, suits or proceedings that may be brought against them by reason of being or having been such directors or officers.

     The Company's Restated Articles of Incorporation provide that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duties as a director except (i) for any breach of the director's duty of loyalty to the Company and its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

(3)

(iii) under Section 8.65 of the Illinois Business Corporation Act or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7:  Exemption from Registration Claimed

     Not applicable.

Item 8:  Exhibits

     4.1 Restated Articles of Incorporation dated April 27, 1994 (Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994).*/

     4.2 By-laws as amended October 25, 1995 (Exhibit 3(ii) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30,
             1995).*/

     4.3 Rights Agreement dated as of April 26, 1989 between the Company and The First National Bank of Boston, as Rights Agent (Exhibit 4 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989) and a related Certificate of Adjustment (Exhibit 4 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1991).*/

     5.1     Opinion of James M. Baisley, Esq.

     23.1    Consent of Grant Thornton LLP.

     23.2    Consent of James M. Baisley, Esq. (included in Exhibit 5.1).

     24.1    Power of Attorney (see page 7).

--------------------------

*/       Incorporated by reference.

Item 9:  Undertakings

Rule 415 Offering.
------------------
     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");
(4)

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Incorporation of Subsequent Exchange Act Documents by Reference.
----------------------------------------------------------------
     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Form S-8 Registration Statement
-------------------------------
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in

(5)
the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, W.W. Grainger, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lincolnshire, State of Illinois, on March 31, 1997.


                                         W.W. GRAINGER, INC.

                                          By:   /s/R. L. Keyser
                                          --------------------- ----------------
                                          R. L. Keyser
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jere D. Fluno, James M. Baisley and Kenneth S. Kirsner, and each of them, jointly and severally, his or her attorneys-in-fact, each with power of substitution and resubstitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on March 31, 1997.


/s/J. D. Fluno                        /s/D. W. Grainger
----------------------------          -------------------------------------
J. D. Fluno                           D. W. Grainger
Vice Chairman (a Principal            Chairman of the Board of Directors
Executive Officer); Director          (a Principal Executive Officer); Director

/s/R. L. Keyser                       /s/P. O. Loux
----------------------------          -------------------------------------
R. L. Keyser                          P. O. Loux
President and Chief Executive         Senior Vice President, Finance
Officer (a Principal Executive        and Chief Financial Officer
Officer); Director                    (Principal Financial Officer)

(7)

/s/R. D. Pappano                      /s/James D. Slavik
----------------------------          -------------------------------------
R. D. Pappano                         James D. Slavik
Vice President, Financial Reporting   Director
and Investor Relations
(Principal Accounting Officer)

/s/George R. Baker                    /s/Harold B. Smith
-----------------------------         -------------------------------------
George R. Baker                       Harold B. Smith
Director                              Director

/s/Robert E. Elberson                 /s/Fred L. Turner
-----------------------------         --------------------------------------
Robert E. Elberson                    Fred L. Turner
Director                              Director

/s/Wilbur H. Gantz                    /s/Janiece S. Webb
-----------------------------         ---------------------------------------
Wilbur H. Gantz                       Janiece S. Webb
Director                              Director

/s/John W. McCarter, Jr.
-----------------------------
John W. McCarter, Jr.
Director

(8)

                                INDEX TO EXHIBITS

Exhibit
Number               Description of Exhibit
------               ----------------------

4.1 Restated Articles of Incorporation dated April 27, 1994 (Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994).*/ -

4.2 By-laws as amended October 25, 1995 (Exhibit 3(ii) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).*/ -

4.3 Rights Agreement dated as of April 26, 1989 between the Company and The First National Bank of Boston, as Rights Agent (Exhibit 4 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989) and a related Certificate of Adjustment (Exhibit 4 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1991).*/

5.1            Opinion of James M. Baisley, Esq.

23.1           Consent of Grant Thornton LLP

23.2           Consent of James M. Baisley, Esq. (included in Exhibit 5.1).

24.1           Power of Attorney (see page 7).

---------------------------

*/   Incorporated by reference.


(9)

                                                                  EXHIBIT 5.1

March 24, 1997


W.W. Grainger, Inc.
455 Knightsbridge Parkway
Lincolnshire, Illinois 60069-3620

                  Re:  Director Stock Plan

Ladies and Gentlemen:

         As General Counsel of W.W. Grainger, Inc., an Illinois corporation (the "Company"), I refer to a Registration Statement on Form S-8 (the "Registration Statement") being filed under the Securities Act of 1933 on or about the date of this letter to register shares of common stock, par value $.50 each (the "Shares"), of the Company which may from time to time be offered and sold by the Company in connection with the Company's Director Stock Plan (the "Plan").

         In rendering this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the corporate records of the Company, including its Articles of Incorporation and By-Laws, and such other documents (including the Plan) which I have deemed relevant or necessary as the basis for the opinion as hereinafter set forth. I have also reviewed originals or copies, certified or otherwise identified to my satisfaction, of such corporate and other records, documents, certificates and other papers, including certificates of public officials, as I have deemed necessary to render this opinion.

         Based upon and subject to the foregoing, and subject to approval of the Plan by the shareholders of the Company, it is my opinion that the Shares delivered under the Plan will have been duly authorized and, when consideration therefor shall have been received and when delivered pursuant to and in accordance with the Plan, the Shares so delivered will have been legally issued and be fully paid and non-assessable.

         I hereby consent to the use of my name in the Registration Statement and to the inclusion of this opinion as an exhibit thereto. By giving such consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Act.

                                                            Very truly yours,
                                                            /s/J. M. Baisley
                                                            General Counsel

(10)

                                                                  EXHIBIT 23.1


                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT


     We have issued our report dated February 4, 1997 accompanying the consolidated financial statements and schedule included in the Annual Report of W.W. Grainger, Inc. on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in this Registration Statement on Form S-8 and any related Prospectus and to the use of our name in
Item 3 of this Registration Statement on Form S-8.




                                                            GRANT THORNTON LLP



Chicago, Illinois
March 24, 1997

(11)